Exhibit 99.1

5151 San Felipe
Houston, Texas 77056
NYSE: CPPL

NEWS RELEASE	January 29, 2016

Peggy A. Heeg Joins Columbia Pipeline Partners Board of Directors
HOUSTON - Columbia Pipeline Partners LP (“CPPL”) (NYSE: CPPL) announced that Peggy A. Heeg has joined its board of directors.
“Peggy brings 30 years of energy and management experience to our board. Peggy’s strategic knowledge of the midstream business and master limited partnerships will strengthen our board,” Board Chairman Robert C. Skaggs, Jr. noted. “We are pleased to welcome Peggy to our team.”
Ms. Heeg is a corporate partner and has served on the Executive Committee of Norton Rose Fulbright US LLP, a leading global law firm. She previously served as Executive Vice President and General Counsel of the El Paso Corporation.
Ms. Heeg served as an independent director, chaired the Nomination and Governance Committee and served on the Audit and Conflicts Committees of Eagle Rock Energy Partners from July 2010 through the October 2015 sale of the partnership. She has volunteered for numerous charitable organizations in the Houston area and has served on the board of directors of the DePelchin Children’s Center and the United Way of Greater Houston.
Other members of the CPPL board of directors include: G. Stephen Finley, Thomas W. Hofmann, Glen L. Kettering, Stephen P. Smith, Robert Smith, Stanley Chapman III and Mr. Skaggs.
For more information on CPPL and corporate governance, visit the investor relations section of our website at www.columbiapipelinepartners.com.
FOR ADDITIONAL INFORMATION:

Bruce Connery	James Yardley
Vice President, Investor Relations	Director, Corporate Communications
(713) 386-3603	(713) 386-3366
blconnery@cpg.com	jyardley@cpg.com
About Columbia Pipeline Partners LP
Columbia Pipeline Partners LP, based in Houston, Texas, is a fee-based, growth-oriented master limited partnership formed to own, operate and develop a growing portfolio of natural gas pipelines, storage and related midstream assets.
Columbia Pipeline Partners' business and operations are conducted through CPG OpCo LP and its subsidiaries, which own and operate substantially all of the natural gas transmission, storage and midstream assets of Columbia Pipeline Group, Inc. Columbia Pipeline Group operates approximately 15,000 miles of strategically located interstate pipelines extending from New York to the Gulf of Mexico, one of the nation’s largest underground natural gas storage systems, and a growing portfolio of related gathering and processing assets. The majority of its assets overlay the Marcellus and Utica Shale production areas. Additional information can be found at www.columbiapipelinepartners.com and www.cpg.com.
About Columbia Pipeline Group, Inc.
Columbia Pipeline Group, Inc. operates approximately 15,000 miles of strategically located interstate pipeline, gathering and processing assets extending from New York to the Gulf of Mexico, including an extensive footprint in the Marcellus and Utica shale production areas. Columbia Pipeline Group, Inc. also operates one of the nation’s largest underground natural gas storage systems. Columbia Pipeline Group, Inc. is listed on the NYSE under the ticker symbol CPGX. Additional information can be found at www.cpg.com.
Forward-Looking Statement
This release may include “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond CPPL’s control. All statements, other than historical facts included in this release, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although CPG believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. For a full discussion of these risks and uncertainties, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 and the information included in subsequent filings made with the SEC. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2015.

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